Exhibit 99.1

News Release

Contact:
Juan José Orellana
Investor Relations
Molina Healthcare, Inc.
562-435-3666 ext. 111143

MOLINA HEALTHCARE ANNOUNCES 2006 GUIDANCE

Company Announces Preliminary Earnings for Fourth Quarter 2005

Long Beach, California (January 31, 2006) — Molina Healthcare, Inc. (NYSE: MOH) today announced its guidance for full year 2006. For calendar year 2006, the Company expects:

Earnings per diluted share of approximately	$1.37 - $1.47
Net income of approximately	$40 million
Premium revenue of approximately	$1.9 billion
Medical care costs as a percentage of total revenue of approximately	86.0%
Core G&A (administrative expenses excluding premium taxes)
as a percentage of total revenue of approximately	7.0%
Administrative expenses (including premium taxes)
as a percentage of total revenue of approximately	10.1%

Guidance for 2006 assumes an effective tax rate of 38% and weighted average diluted shares outstanding of 28.5 million. The guidance includes results of the California plan’s Medi-Cal contracts for Riverside and San Bernardino counties, which the Company expects the California plan to retain throughout 2006. The guidance also includes the recording of stock-based employee compensation expense of approximately $0.08 per diluted share.

In addition to its 2006 guidance, the Company also announced that, based upon its preliminary analysis, it expects to report earnings per diluted share for the fourth quarter of 2005 in the range of $0.35 to $0.39, resulting in full year 2005 earnings per diluted share of $0.95 to $0.99.

Conference Call
The live broadcast of Molina Healthcare’s conference call to discuss its 2006 earnings guidance will begin at 5:00 p.m. Eastern Time, January 31st. The number to call for this interactive conference call is 212-231-6047. A 30-day online replay will be available beginning approximately one hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.molinahealthcare.com or at www.earnings.com.

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Molina Healthcare, Inc. is a multi-state managed care organization that arranges for the delivery of healthcare services to persons eligible for Medicaid and other programs for low-income families and individuals. Molina Healthcare, Inc. currently operates health plans in California, Indiana, Michigan, New Mexico, Utah, and Washington. More information about Molina Healthcare, Inc. can be obtained at www.molinahealthcare.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  This press release contains “forward-looking statements” identified by words such as “expects,” “assumes,” “believe,” “will,” and similar words and expressions.  In addition, any statements that refer to earnings guidance, expectations, projections, or their underlying assumptions, or other characterizations of future events or circumstances, are forward-looking statements.  All of the Company’s forward-looking statements are based on current expectations and assumptions that are subject to numerous known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially.  Such factors include, without limitation, risks related to: the Company’s ability to identify medical care cost issues and to address them successfully through its medical care cost control initiatives; the Company’s ability to accurately estimate incurred but not reported medical costs; the Company’s ability to accurately estimate for the fourth quarter of fiscal year 2005 its earnings per diluted share; high dollar claims related to catastrophic illness; potential reductions in funding for Medicaid and other government-sponsored healthcare programs; entering into a final one-year extension of the Medi-Cal contract of Molina Healthcare of California for Riverside and San Bernardino Counties; the successful renewal and continuation of the government contracts of the Company’s health plans; the favorable resolution or settlement of pending litigation or arbitration; the implementation of announced rate increases; the Company’s ability to obtain timely regulatory approvals for acquisitions or to successfully integrate its completed acquisitions; the ability to enter into more favorable hospital or provider contracts; changes in healthcare practices, technologies, or utilization patterns; changes in federal or state laws or regulations or the interpretation thereof; risks associated with the Company’s start-up operations in new states; retention of key employees; disasters or epidemics; and other risks and uncertainties as detailed in  the Company’s reports and filings with the Securities and Exchange Commission and available on its website at www.sec.gov.  All forward-looking statements in this release represent the Company’s judgment as of January 31, 2006.  The Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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